UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2013

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 23, 2013, EarthLink, Inc. (the “Company”) announced that Rolla P. Huff is retiring as the Company’s President and Chief Executive Officer effective January 13, 2014.   The Company is entering into an agreement with Mr. Huff setting forth the terms of his retirement, which are consistent with his Second Amended and Restated Employment Agreement dated October 18, 2011, as amended.  Upon his retirement Mr. Huff will be entitled to receive the following benefits: (i) a severance payment equal to 200% of the sum of his base salary and annual target bonus payment for 2013 (less the amount of his non-compete payment), or $1,650,000, and (ii) a non-compete payment equal to 100% of the sum of his base salary and annual target bonus for 2013, or $1,650,000.  Vesting of outstanding stock options and restricted stock unit agreements will accelerate as provided in his Second Amended and Restated Employment Agreement.  Mr. Huff will continue to serve as the Chairman of the Board of Directors for a transition period which would not extend beyond the date of the Company’s 2014 Annual Meeting of Stockholders and will be compensated at the same rate of base salary as he is currently receiving.

As a result of Mr. Huff’s retirement as President and Chief Executive Officer, on December 23, 2013, the Company announced the appointment of Joseph F. Eazor, age 51, as the Company’s President and Chief Executive Officer commencing January 13, 2014.  Mr. Eazor, 51, has 23 years of IT industry and consulting experience. He is currently a consultant. From August 2011 until February 2013, he was Executive Vice President and COO of Global Sales and Customer Operations at EMC Corporation. Beginning in 2003 he held executive level positions at Electronic Data Systems Corporation until Hewlett-Packard’s acquisition of Electronic Data Systems Corporation in August 2008. Mr. Eazor went on to serve as Senior Vice President and General Manager of HP Enterprise Services at Hewlett-Packard from August 2008 to July 2010. From September 2010 to August 2011 he was a Director at McKinsey & Company, Inc.  From 1999 to 2002 Mr. Eazor served as President, Chief Executive Officer and Director of Springbow Solutions, Inc., a company that developed and provided portal-based internet solutions to companies.

In connection with his appointment as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Eazor, dated December 23, 2013.  The employment agreement has a term of three years. If not terminated prior to the end of a term, the term automatically renews for an additional year. However, upon a “change in control,” the term automatically extends until 24 months following the change in control. The Company’s providing a notice of nonrenewal would permit Mr. Eazor to terminate the employment agreement for “good reason.” The employment agreement provides for an annual base salary of $750,000 per year. The employment agreement provides for a target bonus opportunity of 100% of his base salary, which will be paid if the bonus criteria, as set by the Board of Directors, for the applicable annual period are met.  As provided in the employment agreement, Mr. Eazor will be granted on his employment date (i) 300,000 stock options which will vest 25% a year commencing on the first anniversary of the grant date, assuming his continued employment and (ii) 125,000 restricted stock units, 62,500 of which would vest upon the third anniversary of the grant date and 62,500 of which would vest if the average closing price of the Company’s Common Stock for 20 consecutive trading days is at least 125% of the closing price on the last trading day prior to the employment date. If the performance condition is not met in three years, the shares are forfeited. He also will receive a $250,000 sign-on payment. He will be granted $2.3 million in value of equity awards at the time of the Company’s annual 2014 equity award grant, which equity awards will have terms consistent with the equity awards granted to other executive officers. The Company has also agreed to pay reasonable costs and expenses associated with moving Mr. Eazor to Atlanta, Georgia and provide temporary living expenses until such relocation.

In addition, if Mr. Eazor is terminated by the Company for any reason other than for “cause,” (as defined in the employment agreement), or Mr. Eazor terminates his employment for “good reason” (as defined in the employment agreement), Mr. Eazor will receive an amount equal to (i) 200% of the sum of his base salary and his target bonus payment for the year in which the termination occurs less (ii) the amount of his non-compete payment (which is the sum of his base salary and annual target bonus for the year in which the termination of employment occurs).  This amount would be payable in a lump sum.  If Mr. Eazor terminates employment on death or a total disability (as defined in the employment agreement), he will receive an amount equal to his base salary in a lump sum and his target bonus payment for the year in which he dies or is disabled in accordance with the bonus plan.  In either termination scenario, all outstanding equity awards would also immediately vest with the exception of those awards containing performance criteria for payment with a lapsed performance period.

The employment agreement restricts Mr. Eazor from competing, directly or indirectly, with the Company or soliciting certain employees and officers of the Company or its affiliates during the term of the employment agreement and for a period of 12 months following his termination of employment.

Mr. Eazor has no relationship with the Company that would require disclosure pursuant to Item 404(a) of the Securities and Exchange Commission Regulation S-K.  Mr. Eazor has no direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

A copy of the employment agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated December 23, 2013, between EarthLink, Inc. and Joseph F. Eazor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
(Registrant)

	By:	/s/ Bradley A. Ferguson
	Name:	Bradley A. Ferguson
	Title:	Executive Vice President,
Chief Financial Officer

Date: December 23, 2013

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated December 23, 2013, between EarthLink, Inc. and Joseph F. Eazor.